EXHIBIT 10.77

                               Australian Addendum
                           Trimble Navigation Limited
                        1988 Employee Stock Purchase Plan


1.  Purpose

     This Addendum (the "Australian Addendum") to the Trimble Navigation Limited 1988 Employee Stock Purchase Plan ("Plan") is adopted to set out certain rules which, together with the provisions of the U.S. Plan which are not modified hereby, govern the operation of the Plan with respect to Australian-resident employees of the Company or an Australian Subsidiary. The Plan is intended to comply with the provisions of the Corporations Law, ASIC Policy Statement 49 and specific ASIC relief issued pursuant to that Policy Statement.

2.  Definitions

     Except as set out below, words beginning with a capital letter have the meaning given to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions prevail.

     For the purposes of these provisions:

     "ASIC" means the Australian Securities & Investments Commission;

     "Australian Subsidiaries" means Trimble Navigation Australia Pty. Ltd. and Spectra Precision Pty. Ltd.;

     "Company" means Trimble Navigation Limited;

     "Plan" means collectively the U.S. Plan and this Australian Addendum;

     "U.S. Plan" means the 1988 Employee Stock Purchase Plan.

3.  Employees

     The offer under the Plan must be extended only to offerees who at the time of the offer are full or part-time employees or directors of the Company or an Australian Subsidiary.

4.  Offer

     The offer must be in writing (Offer Document) and must include a copy of the rules of the Plan.

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5.  Purchase Price

     The Offer Document must specify the Australian dollar equivalent of the purchase price were the purchase price formula applied at the date of the offer. For the purpose of calculating the purchase price in Australian dollars, the Australian/U.S. exchange rate shall be calculated by reference to the relevant exchange rate published by an Australian bank on the previous business day.

6.  Purchase Price Information

     The Company must, within a reasonable period of an employee so requesting, make available to the employee the Australian dollar equivalent of the current market price of shares in the same class as the Shares to which the offer relates, and the Australian dollar equivalent of the purchase price as if the purchase price formula were applied at the date of the employee's request.

     The current market price of a Share shall be taken as the price published by the principal exchange on which the Share is quoted as the final price for the previous day on which the Share was traded on the stock market of that exchange.

7.  Aggregate number of Shares offered

     The number of shares available under the Plan, together with all shares issued under all other employee share plans during the previous 5 years in Australia (excluding shares issued which did not need disclosure to investors under s 708 of the Corporations Law or by way of an "excluded offer" (as defined in the Corporations Law before 13 March 2000)), does not exceed more than 5% of the total shares in the Company at the time of the offer.

8.  Lodgment of Offer Document

     A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of the offeree) and each accompanying document must be provided to ASIC not later than 7 days after the provision of that material to the offeree.

9.  Compliance with undertakings

     The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document, such as the undertaking to provide pricing information on request.

10. No loan or financial assistance

     Neither the Company nor any associated body corporate of it may offer employees any loan or other financial assistance for the purpose of, or in connection with, the acquisition of the Shares to which the offer relates.

11. Contribution plan

     All contributions from wages or salary made in connection with participation in the Plan must be authorised by the offeree on the same form of application which is used in respect of the offer, or on a form which is included in or accompanies the Offer Document.

     Any contributions made by an offeree as part of the Plan must be held by the Company in trust for the offeree in a non-interest bearing bank account which is established and kept by the Company solely for the purpose of depositing contribution moneys and other money paid by employees for the Shares on offer under the Plan.

     The offeree may elect to discontinue their participation in the Plan at any time and as soon as practicable after that election is made all money deposited with the bank in relation to that offeree must be repaid to that offeree.

                                    * * * * *

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